As filed with the Securities and Exchange Commission on February 9, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SeaStar Medical Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39927
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3513 Brighton Blvd., Suite 410 Denver, CO	80216
(Address of Principal Executive Offices)	(Zip Code)

SeaStar Medical Holding Corporation 2022 Omnibus Incentive Plan
(Full title of the plan)

Eric Schlorff
Chief Executive Officer
3513 Brighton Blvd.
Suite 410
Denver, CO 80216
(Name and address of agent for service)

(844) 427-8100
(Telephone number, including area code, of agent for service)
With copies of all notices, orders, and communications to:

Albert Lung, Esq. Morgan, Lewis & Bockius LLP 1400 Page Mill Road Palo Alto, California 94304 (650) 843-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (the “Registration Statement”), relating to the SeaStar Medical Holding Corporation 2022 Omnibus Incentive Plan (the “Incentive Plan”), is being filed pursuant to General Instruction E to Form S-8, for the purpose of registering an aggregate of 1,180,000 shares (the “Shares”) of the common stock, par value $0.0001 per share (the “Common Stock”), of SeaStar Medical Holding Corporation (the “Company” or the “Registrant”), reserved for issuance under the Incentive Plan. The Shares are securities of the same class and relate to the same employee benefit plan for which Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the content of the Registration Statement on Form S-8, File No. 333-270070, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2023 by the Company, relating to the Incentive Plan, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.                          Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, as amended by the Form 10-K/A, filed with the SEC on April 28, 2023;

(b)
The Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 15, 2023, August 14, 2023, and November 14, 2023, respectively;

(c)
The Registrant’s Current Reports on Form 8-K, as applicable, filed with the SEC on January 9, 2023 (with respect to Item 8.01 only), February 9, 2023 (with respect to Item 8.01 only), February 15, 2023 (with respect to Item 8.01 only), March 16, 2023 (with respect to Items 1.01, 2.03, and 3.02 only), May 9, 2023 (with respect to Item 8.01 only), June 9, 2023, June 16, 2023, June 30, 2023, August 2, 2023 (with respect to Item 4.01 only), August 8, 2023 (with respect to Items 1.01, 2.03, and 3.02 only), August 30, 2023 (with respect to Items 1.01, 2.03, and 3.02 only), September 8, 2023, September 20, 2023 (with respect to Item 5.03 only), September 26, 2023, October 3, 2023 (with respect to Item 8.01 only), October 30, 2023 (with respect to Item 8.01 only), November 27, 2023, November 29, 2023 (with respect to Item 4.01 only)), December 11, 2023, December 13, 2023, December 20, 2023, December 29, 2023, January 11, 2024 (with respect to Item 5.02 only), January 12, 2024, January 30, 2024 (with respect to Items 1.01, 3.02, and 8.01 only), and February 9, 2024; and

(d)
The description of the Registrant’s Common Stock set forth in the Registrant’s registration statement on Form 8-A/A filed with the SEC on October 31, 2022, and any amendment or report filed with the SEC for the purposes of updating such description.

All other reports and other documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules), shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                          Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Document

4.1
Third Amended and Restated Certificate of Incorporation of SeaStar Medical Holding Corporation, filed with the Secretary of State of Delaware on October 28, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 4, 2022).

4.2
Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of SeaStar Medical Holding Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 20, 2023).

4.3	Amended and Restated Bylaws of SeaStar Medical Holding Corporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on November 4, 2022).

5.1*	Opinion of Morgan, Lewis & Bockius LLP.

23.1*	Consent of Independent Registered Public Accounting Firm of SeaStar Medical Holding Corporation.

23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

99.1+	SeaStar Medical Holding Corporation 2022 Omnibus Incentive Plan (incorporated by reference to Appendix C of the Registrant’s definitive proxy statement filed with the SEC on August 24, 2023).

107*	Filing Fee Table.
*            Filed herewith
+            Denotes compensatory plan or arrangement

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on this 9th day of February, 2024.

SeaStar Medical Holding Corporation

By:	/s/ Eric Schlorff
Name:	Eric Schlorff
Title:	Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned, whose signature appears below, hereby constitutes and appoints Eric Schlorff as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on February 9, 2024.

Name	Title	Date

/s/ Eric Schlorff	Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2024
Eric Schlorff

/s/ David Green	Chief Financial Officer (Principal Financial and Accounting Officer)	February 9, 2024
David Green

/s/ Rick Barnett	Chairman of the Board of Directors	February 9, 2024
Rick Barnett

/s/ Kenneth Van Heel	Director	February 9, 2024
Kenneth Van Heel

/s/ Andres Lobo	Director	February 9, 2024
Andres Lobo

/s/ Allan Collins	Director	February 9, 2024
Allan Collins

/s/ Bruce Rodgers	Director	February 9, 2024
Bruce Rodgers

/s/ Richard Russell	Director	February 9, 2024
Richard Russell